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                                                                    EXHIBIT 10.8

                  WRITTEN DESCRIPTION OF CONSULTING AGREEMENT
                     BETWEEN THE COMPANY AND W. A. GRIFFIN



Effective February 3, 1995, W. A. Griffin entered into a two-year Consulting Agreement with the Company under which he provides services and advice on business matters as requested by the Chief Executive Officer. Under the Consulting Agreement the Company pays a fee of $135,000 per year and reimburses him for certain expenses.